Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-145692 of our report dated January 17, 2008, relating to the consolidated financial statements of Behringer Harvard REIT II, Inc. and subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus

 /s/ Deloitte & Touche LLP

Dallas, Texas

April 8, 2008